UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

___________________

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 20, 2020 (May 14, 2020)

 L Brands, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-8344	31-1029810
(Commission File Number)	(IRS Employer Identification No.)

Three Limited Parkway Columbus, OH	43230
(Address of Principal Executive Offices)	(Zip Code)

(614) 415-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.50 Par Value	LB	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers Compensatory Arrangements of Certain Officers.

As previously disclosed, upon the conclusion of the Annual Meeting of Stockholders (the “Annual Meeting”) of L Brands, Inc. (the “Company”) held on May 14, 2020, Leslie H. Wexner resigned as Chief Executive Officer of the Company.

As previously disclosed, Andrew Meslow, the Chief Executive Officer of Bath & Body Works, was appointed by the Board of Directors of the Company (the “Board”) as Chief Executive Officer and as a director of the Company, effective upon the conclusion of the Annual Meeting. Mr. Meslow joined the Company in 2003 as a Senior Vice President at Victoria’s Secret Stores. From 2004 to 2005, he was a Senior Vice President at the Company. From 2005 to 2007, he was the Chief Financial Officer of Bath & Body Works. From 2007 to 2012, he was the Chief Administrative Officer of Bath & Body Works. From 2012 to February 2020, he was the Chief Operating Officer of Bath & Body Works. Since February 2020, he has been the Chief Executive Officer of Bath & Body Works.

On May 14, 2020, the Human Capital and Compensation Committee of the Board approved terms and conditions relating to Mr. Meslow’s promotion. Pursuant to the agreement entered into between the Company and Mr. Meslow on May 15, 2020 (the “Meslow Agreement”), Mr. Meslow will receive an annual base salary of $1,275,000 and will participate in the Company’s compensation and benefit programs, including the Company’s 2015 Cash Incentive Compensation Performance Plan, under which his annual target performance-based incentive opportunity will equal 185% of his base salary, and the Company’s 2020 Stock Option and Performance Incentive Plan. Mr. Meslow will receive a retention bonus of $6,000,000, with the retention payments made in three increments of $2,000,000 each, payable on each of January 31, 2021, July 31, 2021 and January 31, 2022; provided that, to be eligible for each of the retention payments, Mr. Meslow must continue to serve as Chief Executive Officer for the Company on each of those dates. Mr. Meslow also received a performance-vesting restricted stock unit grant enabling Mr. Meslow to earn from zero to 1,500,000 shares over a five-year performance period depending on the Company’s achievement of specified operating income growth targets, revenue growth measures and shareholder return measures relative to the performance of the Company’s peers.

Mr. Meslow is also entitled to severance protections similar to those covering other Company executives, providing severance of two years’ base salary and one year of incentive compensation in the event of a termination without cause or resignation for good reason absent a change in control and two years’ base salary and two years’ incentive compensation (at average historical levels), plus a pro rata payment of any unpaid retention payments, in the event of a termination within two years following a change in control. In addition, upon a termination of employment by the Company without cause or a resignation for good reason, the Company will provide, at its expense, medical and dental benefits for a period of up to 18 months following the termination date.

There is no arrangement or understanding between Mr. Meslow and any other person pursuant to which he was selected as an officer or as a director. There are no family relationships between Mr. Meslow and any director or executive officer of the Company. Mr. Meslow has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On May 18, 2020, Stuart Burgdoerfer agreed to assume the role of Interim Chief Executive Officer for Victoria’s Secret, in addition to his role as the Company’s Chief Financial Officer.  In connection with his expanded role, the Company increased Mr. Burgdoerfer’s base salary to $1,200,000.  In addition, the Company implemented a retention bonus arrangement pursuant to which Mr. Burgdoerfer will receive a bonus in the amount of $4,500,000, to be paid in three equal installments of $1,500,000 on January 31, 2021, July 31, 2021 and January 31, 2022, provided that Mr. Burgdoerfer remains employed by the Company on each of the applicable payment dates.  Mr. Burgdoerfer’s employment agreement entered into on April 9, 2007, as amended, was modified to (i) provide that Mr. Burgdoerfer will receive a prorated portion of the aggregate retention bonus amount if, prior to full payment of the bonus, his employment is involuntarily terminated without cause or he resigns for good reason and (ii) modify the applicable definition of good reason under his employment agreement to include his removal as Chief Executive Officer of Victoria’s Secret (the foregoing arrangements, the “Burgdoerfer Amendments”).

Pursuant to a mutual agreement with the Company entered into on May 18, 2020 (the “McGuigan Agreement”), Charles C. McGuigan will no longer serve as Chief Operating Officer of the Company or as the Chief Executive Officer of Mast Global, effective as of July 4, 2020.  In connection with his departure, he will receive the separation benefits provided under his employment agreement dated December 31, 2007, as amended.

The foregoing descriptions of the Meslow Agreement, Burgdoerfer Amendments and McGuigan Agreement (together, the “Agreements”) are qualified in their entirety by reference to the complete text of the Agreements, copies of which will be filed as exhibits to the Company’s quarterly report on Form 10-Q for the quarter ending May 31, 2020.

At the Annual Meeting, the stockholders of the Company approved the Company's new 2020 Stock Option and Performance Incentive Plan (the “2020 Plan”). For a description of the terms and conditions of the plan, see “Proposal 5: 2020 Stock Option and Performance Incentive Plan” in the Company’s 2020 Proxy Statement filed with the Securities and Exchange Commission on April 2, 2020 (the “Proxy Statement”), which also includes a copy of the plan.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Annual Meeting, the stockholders of the Company approved proposals to amend the Company’s Restated Certificate of Incorporation (the “Certificate of Incorporation”) to (i) remove supermajority voting requirements and (ii) provide for the annual election of directors, as further described in the Proxy Statement. The amendment and restatement of the Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”) to implement these changes was previously approved by the Board, subject to stockholder approval. The Company filed the Amended and Restated Certificate of Incorporation with the Delaware Secretary of State, and it became effective on May 14, 2020.

The foregoing descriptions are qualified in their entirety by reference to the Amended and Restated Certificate of Incorporation, a copy of which is filed hereto as Exhibit 3.1, and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The matters voted upon at the Annual Meeting, each of which is described in the Proxy Statement, and the results of the voting were as follows:

Company Proposal to Amend the Certificate of Incorporation to Remove Supermajority Voting Requirements

The Company’s proposal to amend the Certificate of Incorporation to remove supermajority voting requirements was approved by the stockholders, with 223,406,407 shares voting for the proposal, 1,341,910 shares voting against the proposal, 426,220 shares abstaining and 21,942,626 broker non-votes.

Company Proposal to Amend the Certificate of Incorporation to Provide for the Annual Election of Directors

The Company’s proposal to amend the Certificate of Incorporation to provide for the annual election of directors was approved by the stockholders, with 224,320,175 shares voting for the proposal, 447,037 shares voting against the proposal, 407,325 shares abstaining and 21,942,626 broker non-votes.

Election of Directors

Donna A. James, Michael G. Morris and Robert H. Schottenstein were elected to the Board for a term of one year. Of the 247,117,163 shares present in person or represented by proxy at the meeting, the number of shares voted for, the number of shares voted against, the number of shares abstained and the number of broker non-votes were as follows, with respect to each of the nominees:

	For	Against	Abstain	Broker Non-Vote
Donna A. James	199,001,460	25,682,699	490,378	21,942,626
Michael G. Morris	203,972,361	20,703,133	499,043	21,942,626
Robert H. Schottenstein	204,598,625	20,103,548	472,364	21,942,626

In addition, directors whose term of office continued after the Annual Meeting were: Patricia S. Bellinger, Sarah E. Nash, Anne Sheehan, Stephen D. Steinour, Abigail S. Wexner and Leslie H. Wexner.

Ratification of the Independent Registered Public Accountants

The appointment of Ernst & Young LLP as the Company’s independent registered public accountants for the 2020 fiscal year was ratified, with 244,948,333 shares voting for the appointment, 1,706,917 shares voting against the appointment and 461,913 shares abstaining.

2020 Stock Option and Performance Incentive Plan

The 2020 Plan was approved by the stockholders, with 199,924,454 shares voting for the 2020 Plan, 24,766,349 shares voting against the 2020 Plan, 483,734 shares abstaining and 21,942,626 broker non-votes.

Advisory Vote on Executive Compensation

The compensation of the Company’s executive officers as described in the Proxy Statement was approved by the stockholders, on an advisory basis, with 204,172,783 shares voting for the Company’s executive compensation, 20,418,656 shares voting against the Company’s executive compensation, 583,098 shares abstaining and 21,942,626 broker non-votes. 90.9% of the shares voting on the proposal voted in favor of the proposal.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of L Brands, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L Brands, Inc.

Date: May 20, 2020	By:	/s/ Shelley B. Milano
Name: Shelley B. Milano
Title: Executive Vice President and Chief Human Resources Officer